EXHIBIT 23.1


Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated December 15, 2004, included in he October 31, 2004 Annual Report to the Shareholders of Startech Environmental Corporation.



/s/  Kostin, Ruffkess & Company, LLC



Farmington, Connecticut
May 12, 2006